FORM OF
                               AMENDED EXHIBIT A

         THIS Exhibit A, amended as of _________ ___, 2000 is Exhibit A to that Waiver and Modification to the Amended and Restated Administrative Services Agreement dated _________ ___, 2000, between the Registrant and E*TRADE Asset Management, Inc.

PORTFOLIOS                                                               EXPENSE

E*TRADE Global Titans Index Fund                                           0.60%

E*TRADE Premier Money Market Fund                                          0.32%

E*TRADE S&P 500 Index Fund                                                 0.27%

E*TRADE Extended Market Index Fund                                         0.28%

E*TRADE Bond Index Fund                                                    0.27%

E*TRADE Technology Index Fund                                              0.85%

E*TRADE International Index Fund                                           0.30%

E*TRADE E-Commerce Index Fund                                              0.95%




E*TRADE Funds

By:  ____________________
Title: ___________________


ACCEPTED AND AGREED:

E*TRADE Asset Management, Inc.

By: _____________________
Title: ___________________